EXHIBIT - 6a

                                DECLARATION FUND

                               AGREEMENT PURSUANT
                             TO PLAN OF DISTRIBUTION


     AGREEMENT  made this 22nd day of April,  1992,  by and between  DECLARATION
FUND,  a  Pennsylvania   business   trust,   (the  "Trust"),   and   DECLARATION
DISTRIBUTORS, INC., a Pennsylvania corporation (the "Distributor").

                              W I T N E S S E T H:

     WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Trust is authorized to issue units of interest (the "Shares"), in separately designated series representing separate funds with their own investment objectives, policies and purposes (the "Funds") and has registered the Shares of the Funds under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form N-1A (the "Registration Statement"), including a prospectus (the "Prospectus") and a statement of additional information (the "Statement of Additional Information"); and

     WHEREAS, the Trust has adopted a Plan of Distribution pursuant to Rule 12b-1 under the Investment Company Act on behalf of each Fund (the "Distribution Plans") and may enter into related agreements providing for the distribution of the Shares of the Funds; and

     WHEREAS,  the  Distributor  is  registered  as a  broker-dealer  under  the

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Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     WHEREAS, the Trust wishes to engage the services of the Distributor as distributor of the Shares of the Funds and the Distributor is willing to serve in that capacity;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. Appointment of Distributor.

          (a) The Trust hereby appoints the Distributor as distributor of the Trust to distribute the Shares of the Funds in jurisdictions wherein the Shares may be legally offered for sale. The Distributor shall be the exclusive agent for the distribution of Shares of the Funds; provided, however, that the Trust in its absolute discretion may issue Shares of the Funds otherwise than through the Distributor in connection with (i) the payment or reinvestment of dividends or distributions, (ii) any merger or consolidation of the Trust or a Fund with any other investment company or trust or any personal holding company, or the acquisition of the assets of any such entity or another series of the Trust, or (iii) any offer of exchange authorized by the Board of Trustees of the Trust. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares of a Fund whenever, in its sole discretion, it deems such action to be desirable.

          (b) The Distributor hereby accepts such appointment as distributor of the Shares of the Trust and agrees that it will use its best efforts to promote the Funds and to solicit orders for the purchase of Shares. The Distributor

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may arrange for the sale of Shares of the Funds to or through  qualified dealers or others and shall require each such dealer to conform to the provisions hereof, the Registration Statement, the Prospectus and Statement of Additional Information, and applicable law. Neither the Distributor nor any such dealer shall withhold the placing of purchase orders for Shares so as to make a profit thereby.

          (c) The Distributor shall order Shares of the Funds from the Trust only to the extent that it shall have received purchase orders therefor. The Distributor will not make or authorize any dealers or others to make
     (i) any short sales of Shares, or (ii) any sales of Shares to any director or officer of the Trust, the Distributor or any corporation or association furnishing investment advisory, managerial or supervisory services to the Trust, or to any such corporation or association, unless such sales are made in accordance with the then current Prospectus and Statement of Additional Information.

          (d) The Distributor is not authorized by the Trust to give any information or to make any representation other than those contained in the current Prospectus, Statement of Additional Information and shareholder reports, or in supplementary sales materials specifically approved by the Trust.

     2. Offering Price of Shares. All Fund shares sold under this Agreement shall be sold at the public offering price per Share in effect at the time of the sale as described in the then current Prospectus and Statement of Additional Information. At no time shall the Trust receive less than the full net asset value of the Shares, determined in the manner set forth in the then current Prospectus and

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Statement of Additional Information.

     3. Distribution Plan Payments.

          (a) The Distributor shall be entitled to reimbursement of its expenses in paying commissions and account maintenance fees to qualified dealers in respect of Fund shares sold by such dealers. Such payments to the Distributor shall be made by the Funds pursuant to the terms of the Distribution Plans in reimbursement of amounts paid by the Distributor in the form of commissions and account maintenance fees.

          (b) The Distributor shall prepare and deliver reports to the Board of Trustees of the Trust on a regular basis, at least quarterly, showing the Distributor's expenses incurred in paying commissions and account maintenance fees to qualified dealers and the payments made by the Funds to the Distributor pursuant to the Distribution Plans, and other amounts expended by the Distributor in connection with its activities hereunder and the purposes for which such expenditures were made, as well as any supplemental reports as the Board of Trustees of the Trust may, from time to time, reasonably request.

     4. Payment of Expenses.

          (a) The Distributor shall be reimbursed for its distribution expenses incurred, for among other things, the following: (i) payments to qualified broker-dealers and others in respect of the sale of Shares of the Funds and account maintenance fees; (ii) compensation and expenses of employees of the Distributor who engage in or support distribution of Fund Shares or render shareholder support

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     services not  otherwise  provided by the Trust's  transfer and  shareholder servicing agent; (iii) formulation and implementation of marketing and promotional activities; (iv) preparation, printing and distribution of
     supplementary   sales  materials  and  the  printing  and  distribution  of
     Prospectuses, Statements of Additional Information and shareholder reports for recipients other than existing shareholders of the Funds' and (v) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, reasonably request.

          (b) The Trust shall pay the following expenses: (i) preparation, printing and distribution to Fund shareholders of Prospectuses and Statements of Additional Information; (ii) preparation, printing and distribution of shareholder reports and other communications to shareholders; (iii) registration of the Shares of the Funds under the federal securities laws; (iv) qualification of the Shares of the Funds for sale in such states as the Distributor and the Trust may approve; (v) qualification of the Trust as a dealer or broker under state law as well as qualification of the Trust as an entity authorized to do business in certain states where necessary; (vi) maintaining facilities for the issue and transfer of Shares; (vii) supplying information, prices and other data to be furnished by the Trust under this Agreement; and (viii) taxes applicable to the sale or delivery of the Shares of the Funds or certificates therefor.

     5. Furnishing of Information. The Trust shall furnish to the Distributor for use in connection with the sale of Shares of the Funds such information, financial statements and other documents as the Distributor may reasonably request. The Trust shall also make available such number of copies of the current Prospectus,

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Statement of Additional  Information and shareholder  reports as the Distributor shall reasonably request.

     6. Indemnification.

          (a) The Trust agrees to indemnify and hold harmless the Distributor against any losses, claims, damages or liabilities to which the Distributor may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto or the Prospectus (other than an omitting prospectus prepared pursuant to Rule 482 under the securities Act unless such omitting prospectus has been specifically approved by the Trust) or the Statement of Additional Information or any amendment or supplement thereto or an annual or interim report to shareholders; or

               (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto or the Prospectus (other than an omitting prospectus prepared pursuant to Rule 482 under the Securities Act unless such omitting prospectus has been specifically approved by the Trust) or the Statement of Additional Information or any

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               amendment or supplement thereto or an annual or interim report to shareholders, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Distributor for any legal or other expenses reasonably incurred by the Distributor in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, or the Prospectus or Statement of Additional Information or any amendment or supplement thereto or in an annual or interim report to shareholders, in reliance upon and in conformity with written information furnished to the Trust by the Distributor specifically for use therein; and provided, further, that this indemnity agreement shall not protect the Distributor or any such controlling person against any liability to which it would otherwise be subject by reason of misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder. This indemnity agreement will be in addition to any liability which the Trust may otherwise have.

          (b) The Distributor shall indemnify and hold harmless the Trust, each of the Trust's Trustees and each of the Trust's officers who signed the Registration

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     Statement against any losses,  claims,  damages or liabilities to which the
     Trust or any such trustee or officer may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue  statement  or  alleged  untrue  statement  of any material fact contained in the Registration Statement or any amendment thereto or the Prospectus or Statement of Additional Information or any amendment or supplement thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereto, or the Prospectus or
               Statement of Additional information or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Trust by the Distributor specifically for use therein; or

               (ii) any untrue statement or alleged untrue statement of a material fact contained in any unauthorized supplementary sales materials or omitting prospectus prepared pursuant to

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               Rule 482 under the  Securities  Act,  or the  omission or alleged omission to state in any such materials or prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any act or deed of the Distributor or its representatives which has not been authorized by the Trust in any Prospectus or Statement of Additional Information or by this Agreement;

     and will reimburse, as incurred, any legal or other expenses reasonably incurred by the Trust or any such Trustee, or officer in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not protect any director or officer of the Trust against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the dutied involved in the conduct of his or her office. This indemnity agreement will be in addition to any liability which the distributor may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have

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     to any  indemnified  party otherwise than under this Section 6. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other
     expense,  other  than  reasonable  costs  of  investigation,   subsequently
     incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such

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     notice  from  the  indemnifying   party  to  such  indemnified  party,  the
     indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnifying party waived its rights under this Section 6 in which case the indemnified party may effect such a settlement without such consent.

     7. Term and Termination.

          (a) This Agreement shall become effect as of the date hereof. Unless sooner terminated as herein provided, this Agreement shall remain in full force and effect until April 22, 1993, and thereafter may be continued for successive periods of one year, but only so long as each such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plans or in this Agreement or any other agreement related to the Distribution Plans (the "12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Trust including a majority of the 12b-I Trustees, by vote of a majority of the outstanding voting securities of the Trust, or by the distributor, on not more than 60 days' nor less than 30 days' written notice to the other party or upon such shorter notice as may be mutually agreed upon.

          (c) This Agreement shall automatically terminate in the event of

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     its assignment.

          (d) The  reimbursement  and  indemnification  provisions  contained in
     Section 6 of this Agreement shall remain in full force and effect regardless of any termination of this Agreement.

     9. Definition of Certain Terms. For purposes of this Agreement the terms, "assignment", "interested person", "majority of the outstanding voting securities" and "principal underwriter" shall have their respective meanings defined in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted to either the Distributor or the Trust by the Securities and Exchange Commission, or such interpretative positions as may be taken by the Commission or its Staff under the Investment Company Act.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

                                  DECLARATION FUND
ATTEST:
       /s/ Martin M. Whalen       BY: /s/ Terence P. Smith
       ----------------------        ---------------------------

                                  DECLARATION DISTRIBUTORS, INC.
ATTEST:
       /s/ Martin M. Whalen       BY: /s/ Terence P. Smith
       ----------------------        ---------------------------


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